Exhibit 99.1

PRESS RELEASE

Chief Operating Officer Deepti Jain to Lead IngenioRx

INDIANAPOLIS — May 10, 2018 — Anthem, Inc. (NYSE:ANTM) announced today that Deepti Jain will lead IngenioRx, Anthem’s newly launched pharmacy benefits manager (PBM). Ms. Jain, who is Chief Operating Officer of IngenioRx, has been directly responsible for the development and operational plan for the company, which will deliver a transformative PBM offering with best-in-class capabilities to improve outcomes and reduce cost of care.

“Deepti is a strong leader with more than 20 years of PBM experience and has been responsible for all aspects of the IngenioRx launch and transition plans to date,” said Gail K. Boudreaux, President and CEO, Anthem. “We have great confidence in her leadership and her ability to build and launch our new PBM and ensure a seamless transition for our customers.”

Ms. Jain joined Anthem in 2014 as Vice President and COO of Anthem Pharmacy Services and was promoted to Senior Vice President of Anthem Pharmacy Solutions in 2016. Prior to joining Anthem, Ms. Jain served as COO of Cigna Pharmacy and Chief Financial Officer of the health plan division at Medco Health Solutions Inc.

IngenioRx, which will become fully operational in 2020, will leverage Anthem’s already existing integrated pharmacy and medical approach, improve affordability and achieve greater than $4 billion annually in gross savings.

The company is also conducting an external search to fill the IngenioRx Chief Executive Officer role following the departure of Brian Griffin, who has resigned from the company.

“We’d like to thank Brian for his many contributions to Anthem and we wish him well in the future,” said Ms. Boudreaux.

About Anthem, Inc.

Anthem is working to transform health care with trusted and caring solutions. Our health plan companies deliver quality products and services that give their members access to the care they need. With over 74 million people served by its affiliated companies, including nearly 40 million within its family of health plans, Anthem is one of the nation’s leading health benefits companies. For more information about Anthem’s family of companies, please visit www.antheminc.com/companies.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof. These risks and uncertainties include, but are not limited to: the impact of federal and state regulation, including ongoing changes in the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended, or collectively the ACA; trends in healthcare costs and utilization rates; our ability to contract with providers on cost-effective and competitive terms; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; reduced enrollment; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon, our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services, or CMS, Star ratings and other quality scores and funding risks with respect to revenue received from participation therein; competitive pressures, including competitor pricing, which could affect our ability to maintain or increase our market share; a negative change in our healthcare product mix; our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; costs and other liabilities associated with litigation, government investigations, audits or reviews; the ultimate outcome of litigation between Cigna Corporation, or Cigna, and us related to the merger agreement between the parties, including our claim for damages against Cigna, Cigna’s claim for payment of a termination fee and other damages against us, and the potential for such litigation to cause us to incur substantial costs, materially distract management and negatively impact our reputation and financial positions; medical malpractice or professional liability claims or other risks related to healthcare services provided by our subsidiaries; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital; the potential negative effect from our substantial amount of outstanding indebtedness; a downgrade in our financial strength ratings; the effects of any negative publicity related to the health benefits industry in general or us in particular; unauthorized disclosure of member or employee sensitive or confidential information, including the impact and outcome of any investigations, inquiries, claims and litigation related thereto; failure to effectively maintain and modernize our information systems; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including CMS; state guaranty fund assessments for insolvent insurers; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; regional concentrations of our business and future public health epidemics and catastrophes; general risks associated with mergers, acquisitions and strategic alliances; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; changes in U.S. tax laws; intense competition to attract and retain employees; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; and general economic downturns.

Anthem Contacts:

Investor Relations

Chris Rigg, 317-488-6887

Chris.rigg@anthem.com

Media

Jill Becher, 414-234-1573

Jill.becher@anthem.com